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                                                                      EXHIBIT 16

                          [GRANT THORNTON LETTERHEAD]



July 16, 1997

Securities and Exchange Commission
Washington, D.C.  20549

Re:  KnowledgeBroker, Inc.
     File No. 0-26626

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of KnowledgeBroker, Inc. dated June 25, 1997 as amended, and agree with the statements contained therein.

Very truly yours,



/s/ Grant Thornton LLP